Exhibit 4.3

Execution Version

SUPPLEMENTAL INDENTURE

dated as of January 28, 2019,

among

ENERGIZER HOLDINGS, INC.,

The Guarantors Party Hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

7.750% Senior Notes due 2027

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of January 28, 2019, among ENERGIZER HOLDINGS, INC., a Missouri corporation (the “Issuer”), ARMORED AUTOGROUP INC., a Delaware corporation, THE ARMOR ALL/STP PRODUCTS COMPANY, a Delaware corporation, STP PRODUCTS MANUFACTURING COMPANY, a Delaware corporation, and ARMORED AUTOGROUP SALES INC., a Delaware corporation (each an “Undersigned”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, Energizer Holdings, Inc. (the “Issuer”), the Guarantors party thereto and the Trustee entered into an Indenture, dated as of January 28, 2019 (the “Indenture”), relating to the Issuer’s 7.750% Senior Notes due 2027 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any Domestic Restricted Subsidiary of the Issuer that is required to provide a guarantee or is a borrower under the Credit Agreement to provide a Note Guarantee.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.    Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.    Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3.    This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 4.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.

Section 5.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6.    The recitals and statements herein are deemed to be those of the Issuer and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Note Guarantees provided by the Guarantors party to this Supplemental Indenture.

Section 7.    All notices or other communications to the Issuer and the Guarantors shall be given as provided in Section 11.02 of the Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENERGIZER HOLDINGS, INC., as Issuer

By:	/s/ Timothy W. Gorman
	Name:	Timothy W. Gorman
	Title:	Executive Vice President, Chief Financial Officer, and Principal Accounting Officer

ARMORED AUTOGROUP INC. THE ARMOR ALL/STP PRODUCTS COMPANY STP PRODUCTS MANUFACTURING COMPANY ARMORED AUTOGROUP SALES INC. each as a Guarantor

By:	/s/ Timothy W. Gorman
	Name:	Timothy W. Gorman
	Title:	Executive Vice President, Chief Financial Officer, and Principal Accounting Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Karen Yu
	Name:	Karen Yu
	Title:	Vice President

[Signature Page to Supplemental Indenture (Odin Notes)]